Exhibit 31.1
SECTION 302 CERTIFICATION
I, Michael A. Shriner, President and Chief Executive Officer, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of MSB Financial Corp.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 17, 2019	/s/ Michael A. Shriner
Michael A. Shriner
President and Chief Executive Officer